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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2011

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865 (Commission File Number)	04-2742593 (IRS Employer Identification No.)
100 Hayden Avenue Lexington, Massachusetts (Address of principal executive offices)	02421 (Zip Code)

(617) 498-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On August 8, 2011, AMAG Pharmaceuticals, Inc., or AMAG, Alamo Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMAG, or Merger Sub, and Allos Therapeutics, Inc., or Allos, entered into Amendment No. 1 to Agreement and Plan of Merger and Reorganization, or the Amendment. The Amendment amends the Agreement and Plan of Merger and Reorganization, dated as of July 19, 2011, or the Merger Agreement, by and among AMAG, Merger Sub and Allos, by amending Section 4.4(b) of the Merger Agreement by replacing the term "Company Superior Offer" with "Parent Superior Offer" and adding the word "if" immediately following the words "(and not withdrawn)" in such Section 4.4(b). Except as described in the preceding sentence, the Merger Agreement was not otherwise modified. The Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.    Other Information.

        On August 8, 2011, AMAG issued a press release announcing that its Board of Directors, after consultation with its legal and financial advisors, has unanimously determined that the previously disclosed proposal by MSMB Capital is not reasonably expected to result in a superior offer to the merger with Allos. Therefore, AMAG's Board of Directors unanimously opposes MSMB Capital's proposal and reaffirms its prior determination that the Merger Agreement with Allos and the merger contemplated thereby are advisable and fair to, and in the best interests of, AMAG and its stockholders. A copy of AMAG's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where You Can Find It

        This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger between AMAG and Allos will be submitted to the respective stockholders of AMAG and Allos for their consideration.

        AMAG will file a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Allos and AMAG and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the joint proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Allos and AMAG with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and other documents may also be obtained for free by contacting Allos' Investor Relations by e-mail at investorrelations@allos.com, by telephone at (303) 426-6262 or by mail at Investor Relations, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, CO 80020 or by contacting AMAG's Investor Relations by e-mail at cmiceli@amagpharma.com, by telephone at (617) 498-3361 or by mail at Investor Relations, AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, MA 02421.

        Allos, AMAG, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Allos' directors and executive officers and their beneficial ownership of Allos' common stock is also set forth in Allos' annual proxy statement on Schedule 14A filed with the SEC on April 29, 2011. This document is available free of charge at the SEC's website at www.sec.gov or by going to Allos' Investors page on its corporate website at www.allos.com. Information concerning AMAG's directors and executive officers and their beneficial ownership of AMAG's common stock is set forth in AMAG's annual proxy statement on Schedule 14A filed with the SEC on April 18, 2011. This document is available free of charge at the

SEC's website at www.sec.gov or by going to AMAG's Investors page on its corporate website at www.amagpharma.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed "participants" in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Allos' investors or AMAG's investors generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

AMAG hereby files the following exhibits:

2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of August 8, 2011, by and among AMAG Pharmaceuticals, Inc., Alamo Acquisition Sub, Inc. and Allos Therapeutics, Inc.
99.1	Press Release dated August 8, 2011.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ JOSEPH L. FARMER Joseph L. Farmer General Counsel and Senior Vice President of Legal Affairs
Date: August 8, 2011

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of August 8, 2011, by and among AMAG Pharmaceuticals, Inc., Alamo Acquisition Sub, Inc. and Allos Therapeutics, Inc.
99.1	Press Release dated August 8, 2011.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 8.01. Other Information.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX